UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2025

X4 PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 North Beacon Street,	4th Floor
Boston,	Massachusetts	02134
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code is (857) 529-8300

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XFOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities.
On September 17, 2025, X4 Pharmaceuticals, Inc. (the “Company” or “X4”) announced a strategic restructuring designed to sharpen operational focus and align resources with the Company’s long‑term strategy to successfully complete the 4WARD Phase 3 trial in patients with moderate and severe chronic neutropenia.

As part of this initiative, the Company will reduce its workforce by approximately 50%, a step anticipated to result in annualized cost savings of approximately $13 million. The Company estimates that the workforce reduction will be substantially completed in the third quarter of 2025. The Company estimates that it will incur cash charges of approximately $3.3 million for severance and other employee termination-related costs.

The estimate of costs that the Company expects to incur related to the workforce reduction as well as the decrease in spending, and the timing thereof are subject to a number of assumptions and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the actions described above.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Operating Officer, Chief Commercial Officer, Chief Legal & Compliance Officer and Chief Medical Officer

In connection with the workforce reduction discussed above, on September 15, 2025, the Board of Directors (the “Board”) determined to terminate the employment of Dr. Mary DiBiase, the Company’s Chief Operating Officer, Mark Baldry, the Company’s Chief Commercial Officer, and Natasha Thoren, the Company’s Chief Legal & Compliance Officer, in each case effective as of September 15, 2025.

On September 16, 2025, Dr. Christophe Arbet-Engels informed the Company of his resignation as the Company’s Chief Medical Officer, effective as of September 16, 2025.

Appointment of Chief Operating Officer

On September 16, 2025, the Board appointed John Volpone as Chief Operating Officer of the Company, effective immediately. Mr. Volpone will continue to serve in his role as President of the Company.

Additional information with respect to Mr. Volpone and his appointment as an officer can be found under the heading “Appointment of President” in Item 5.02 of the Company’s Current Report on Form 8-K, filed on August 12, 2025 with the U.S. Securities and Exchange Commission (the “SEC”), and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On September 17, 2025, the Company issued a press release titled “X4 Pharmaceuticals Announces Restructuring of Business Operations Designed to Drive Long-Term Value Creation,” a copy of which is attached hereto as Exhibit 99.1.

The information under this Item 7.01, including Exhibit 99.1 hereto, are being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including, without limitation, express or implied statements regarding the workforce reduction, including estimated costs, timing and expected benefits. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including risks relating to the workforce reduction, such as the restructuring costs may be greater than anticipated, the restructuring may negatively impact the Company’s business operations, the restructuring may not generate the intended benefits to the extent or as quickly as anticipated, and other risks and uncertainties described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which are on file with the SEC, and risks described in other filings that the Company makes with the SEC in the future. Any forward-looking statements contained in this Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.
Exhibit No.	Description
99.1	Press Release, dated September 17, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.
Date: September 17, 2025	By:	/s/ David H. Kirske
	Name:	David H. Kirske
	Title:	Chief Financial Officer